Exhibit 99.1

HUDSON TECHNOLOGIES ANNOUNCES NASDAQ ACCEPTANCE OF PLAN TO REGAIN LISTING COMPLIANCE

PEARL RIVER, NY – October 24, 2018 – Hudson Technologies, Inc. (NASDAQ: HDSN) today announced that the Nasdaq Stock Market LLC (“Nasdaq”) has accepted the Company’s plan to regain compliance with Nasdaq Listing Rule 5250(c)(1) which permits the continued listing of Hudson common stock on the Nasdaq Capital Market. Nasdaq granted the Company an extension until no later than November 21, 2018 to file its Form 10-Q for the period ended June 30, 2018 together with its Form 10-Q for the period ended September 30, 2018.

Additional details regarding the Extension Letter can be found in the Form 8-K to be filed with the Securities and Exchange Commission today, October 24, 2018.

About Hudson Technologies

Hudson Technologies, Inc. is a leading provider of innovative and sustainable solutions for optimizing performance and enhancing reliability of commercial and industrial chiller plants and refrigeration systems. Hudson's proprietary RefrigerantSide® Services increase operating efficiency, provide energy and cost savings, reduce greenhouse gas emissions and the plant’s carbon footprint while enhancing system life and reliability of operations at the same time. RefrigerantSide® Services can be performed at a customer's site as an integral part of an effective scheduled maintenance program or in response to emergencies. Hudson also offers SMARTenergy OPS®, which is a cloud-based Managed Software as a Service for continuous monitoring, Fault Detection and Diagnostics and real-time optimization of chilled water plants. In addition, the Company sells refrigerants and provides traditional reclamation services for commercial and industrial air conditioning and refrigeration uses. For further information on Hudson, please visit the Company's web site at www.hudsontech.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Statements contained herein which are not historical facts constitute forward-looking statements.  Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  Such factors include, but are not limited to, changes in the laws and regulations affecting the industry, changes in the markets for refrigerants (including unfavorable market conditions adversely affecting the demand for, and the price of, refrigerants), the Company's ability to source refrigerants, regulatory and economic factors, seasonality, competition, litigation, the nature of supplier or customer arrangements which become available to the Company in the future, adverse weather conditions, possible technological obsolescence of existing products and services, possible reduction in the carrying value of long-lived assets, estimates of the useful life of its assets, potential environmental liability, customer concentration, the ability to obtain financing and the actions of the Company’s lenders, risks associated with the Company’s joint ventures which include the ability of the parties to perform their obligations under the joint venture agreements, any delays or interruptions in bringing products and services to market, the timely availability of any requisite permits and authorizations from governmental entities and third parties as well as factors relating to doing business outside the United States, including changes in the laws, regulations, policies, and political, financial and economic conditions, including inflation, interest and currency exchange rates, of countries in which the joint ventures may seek to conduct business, the Company’s ability to successfully integrate ASPEN Refrigerants, Inc, (formerly Airgas-Refrigerants, Inc.) and any other assets it acquires from third parties into its operations, and other risks detailed in the Company's Form 10-K for the year ended December 31, 2017 and other subsequent periodic reports filed with the Securities and Exchange Commission.  The words "believe", "expect", "anticipate", "may", "plan", "should" and similar expressions identify forward-looking statements.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made.

Investor Relations Contact: John Nesbett/Jennifer Belodeau IMS Investor Relations (203) 972-9200 jnesbett@institutionalms.com	Company Contact: Brian F. Coleman, President & COO Hudson Technologies, Inc. (845) 735-6000 bcoleman@hudsontech.com